UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2014

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.08 Shareholder Director Nominations.

The information set forth below under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Material Items.

The Board of Directors of OPKO Health, Inc., a Delaware corporation (“OPKO” or the “Company”), set June 12, 2014 as the date of the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”).

Any stockholder of OPKO who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the Annual Meeting must comply with OPKO’s Amended and Restated Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be received by OPKO at its offices at 4400 Biscayne Blvd., Miami, Florida 33137, attention: Secretary no later than March 28, 2014 in order to be considered for inclusion in OPKO’s proxy statement and form of proxy relating to such meeting. Under OPKO’s Amended and Restated Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, OPKO must receive notice of a stockholder’s intention to introduce a nomination or propose an item of business at the Annual Meeting between March 14, 2014 and April 13, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

March 7, 2014	By:	Juan F. Rodriguez

Name: Juan F. Rodriguez
Title: Senior Vice President-Chief Financial Officer